May 14, 2021

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,358 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,358 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,358 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

AJD/JMS

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Tactical Core Fixed Income ETF
3.	Agility Shares Put Write Enhance

Equity ETF

4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris Futures Evolution Fund
6.	Astor Dynamic Allocation Fund
7.	Astor Macro Alternative Fund
8.	Astor Sector Allocation Fund
9.	Athena Behavioral Tactical Fund
10.	Beech Hill Total Return Fund
11.	Biondo Focus Fund
12.	BTS Tactical Fixed Income Fund
13.	BTS Managed Income Fund
14.	Changing Parameters Fund
15.	CMG Mauldin Core Fund
16.	CMG Tactical All Asset Strategy Fund
17.	CMG Tactical Bond Fund
18.	Deer Park Total Return Credit Fund
19.	Donoghue Forlines Dividend Fund
20.	Donoghue Forlines Risk Managed Income Fund
21.	Donoghue Forlines Tactical Allocation
22.	Donoghue Forlines Tactical Income Fund
23.	Donoghue Forlines Momentum Fund
24.	Eagle MLP Strategy Fund
25.	The Global Rates Fund
26.	Grant Park Multi-Alternative Strategies Fund
27.	Ladenburg Income Fund
28.	Ladenburg Income & Growth Fund
29.	Ladenburg Growth & Income Fund
30.	Ladenburg Growth Fund
31.	Ladenburg Aggressive Growth Fund
32.	Navigator Equity Hedged Fund
33.	Navigator Sentry Managed Volatility Fund
34.	Navigator Ultra Short Bond Fund
35.	Navigator Tactical Fixed Income Fund
36.	Navigator Tactical U.S. Allocation Fund
37.	Navigator Investment Grade Bond Fund
38.	PSI Strategic Growth Fund
39.	PSI Tactical Growth Fund
40.	PFG Active Core Bond Strategy Fund
41.	PFG American Funds Growth Strategy Fund
42.	PFG American Funds Conservative Income Strategy Fund
43.	PFG Balanced Strategy Fund
44.	PFG BNY Mellon Diversifier Strategy Fund
45.	PFG BR Equity ESG Strategy Fund
46.	PFG Equity Strategy Fund
47.	PFG Fidelity Institutional AM Equity Index Strategy Fund
48.	PFG Fidelity Institutional AM Equity Sector Strategy Fund
49.	PFG Global Strategy
50.	PFG JP Morgan Tactical Aggressive Strategy Fund
51.	PFG JP Morgan Tactical Moderate Strategy Fund
52.	PFG Meeder Tactical Strategy Fund
53.	PFG MFS Aggressive Growth Strategy Fund
54.	PFG Tactical Income Strategy Fund
55.	Princeton Long/Short Treasury Fund
56.	Princeton Premium Fund
57.	Probabilities Fund
58.	Probabilities Sector Rotation Fund
59.	Sierra Tactical All Asset Fund
60.	Sierra Tactical Core Income Fund
61.	Sierra Tactical Bond Fund
62.	Sierra Tactical Municipal Fund
63.	Toews Agility Shares Dynamic Tactical Income ETF
64.	Toews Agility Shares Managed Risk Equity ETF
65.	Toews Hedged U.S. Fund
66.	Toews Hedged Oceana Fund
67.	Toews Hedged U.S. Opportunity Fund
68.	Toews Tactical Defensive Alpha Fund
69.	Toews Tactical Income Fund
70.	Toews Unconstrained Income Fund

71.	TransWestern Institutional Short Duration Government Bond Fund
72.	Zeo Short Duration Income Fund
73.	Zeo Sustainable Credit Fund